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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements:

  1)
  Form S-8 (333-144846) pertaining to the Polypore International, Inc. 2006 Stock Option Plan and the Polypore International, Inc. 2007 Stock Incentive Plan,

  2)
  Form S-3 (333-171025) pertaining to common stock,

  3)
  Form S-8 (333-174172) pertaining to Polypore International, Inc. 2007 Stock Incentive Plan (amended and restated effective as of May 12, 2011), and

  4)
  Form S-8 (333-185741) pertaining to the Polypore International, Inc. Deferred Savings Plan.

of our reports dated February 26, 2013, with respect to the consolidated financial statements and schedule of Polypore International, Inc., and the effectiveness of internal control over financial reporting of Polypore International, Inc., included in this Annual Report (Form 10-K) for the year ended December 29, 2012.

/s/ Ernst & Young LLP

Charlotte, North Carolina
February 26, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM